Exhibit 10.07

2007 ELECTIVE DEFERRAL AGREEMENT

VALERO ENERGY CORPORATION

DEFERRED COMPENSATION PLAN

Pursuant to the Valero Energy Corporation Deferred Compensation Plan (the “Plan”):

☐	I elect not to participate in the Plan during 2007.

☐	I hereby elect to defer a portion of my compensation for the period commencing January 1, 2007 and ending December 31, 2007 (the “Plan Year”) as follows:

Salary (elect either 1 or 2)

1.	% (in even 1% increments not to exceed 30%) of the regular salary to which I may become entitled during the Plan Year;

2.	$ per pay period of the regular salary to which I may become entitled with respect to (check either (a) or (b) below):

(a)	all pay periods during the Plan Year

(b)	the following pay periods (specify):

Bonus (elect either 3 or 4 for bonus earned in 2007 and payable in 2008)

3.	% (in even 1% increments not to exceed 50%) of any cash bonuses to which I may become entitled;

4.	$ of any cash bonuses to which I may become entitled.

NOTE: In order to be effective, this form must be completed, signed and returned to Financial Benefits (San Antonio/Mailstation E1N) on or before December 15, 2006. If your form is not timely submitted, you will not be eligible to participate in the Plan for the 2007 Plan Year.

The Company has taken measures to design the Plan in a manner that conforms to current tax law. However, it is possible that new legislation could affect your deferral elections. Your 2007 Plan Year deferral elections are irrevocable, and are governed by the terms and conditions of the Plan as well as any modifications made to the Plan in order to conform to legal requirements.

ACKNOWLEDGED AND AGREED:

I hereby authorize the above amounts to be deducted and deferred through payroll deduction/reduction by the Company.

Participant’s Signature	Date

Participant’s Name	Participant’s Employee ID Number